Exhibit 10.17

SPONSOR STOCKHOLDERS AGREEMENT OF

DEX MEDIA, INC.

July     , 2004

EXHIBITS

A —	FORM OF STOCKHOLDER JOINDER

DEX MEDIA, INC.

SPONSOR STOCKHOLDERS AGREEMENT

This SPONSOR STOCKHOLDERS AGREEMENT (the “Agreement”) is made and effective as of July     , 2004, among Dex Media, Inc., a Delaware corporation (the “Company”), Dex Holdings LLC, a Delaware limited liability company (“Dex Holdings”), Carlyle Partners III, L.P., a Delaware limited partnership (“CP III”), CP III Coinvestment, L.P., a Delaware limited partnership (“Carlyle Coinvest”), Carlyle High Yield Partners, L.P., a Delaware limited partnership (“CHYP Coinvest”), Carlyle-Dex Partners L.P., a Delaware limited partnership (“Carlyle Coinvest I”), Carlyle-Dex Partners II L.P., a Delaware limited partnership (“Carlyle Coinvest II”) and, together with CHYP Coinvest, Carlyle Coinvest, Carlyle Coinvest I and CP III, the “Carlyle Holders”), Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership (“Welsh Carson IX”), WD GP Associates LLC (“WCAS Coinvest”), WD Investors LLC (“WCAS Coinvest II”), and A.S.F. Co-Investment Partners, L.P., a Delaware limited partnership (“ASF Coinvest” and, together with WCAS Coinvest II, WCAS Coinvest, and Welsh Carson IX, the “WCAS Holders”), and any other subsequent holder of Shares who agrees to be bound by the terms of this Agreement. The Company, the Carlyle Holders and the WCAS Holders are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties”, and the Carlyle Holders and the WCAS Holders, together with any subsequent stockholders which become parties hereto, are sometimes referred to herein as a “Stockholder” and collectively as the “Stockholders”. The meaning of certain capitalized terms used herein are set forth in Section 9 hereto.

RECITALS

WHEREAS, Dex Holdings and certain other Persons listed on the signature pages thereto are parties to that certain Purchase Agreement, dated as of August 19, 2002 (the “Dex East Purchase Agreement”), with respect to the purchase and sale of the limited liability company interests (the “Dex East Equity Interests”) of SGN LLC, a Delaware limited liability company, and the Dex Holdings and certain other Persons listed on the signature pages thereto are parties to that certain Purchase Agreement, dated as of August 19, 2002 (the “Dex West Purchase Agreement”), with respect to the purchase and sale of the limited liability company interests (the “Dex West Equity Interests” and, together with the Dex East Equity Interests, the “Equity Interests”) of GPP LLC, a Delaware limited liability company;

WHEREAS, in connection with the purchase and sale of the Equity Interests, Dex Holdings and each of the Persons listed on the signature pages thereto entered into that certain Amended and Restated Limited Liability Company Agreement of Dex Holdings LLC, dated as of November 8, 2002 (the “Amended and Restated LLC Agreement”) to provide for certain ownership interests, rights, powers and obligations of certain of the parties to the Amended and Restated LLC Agreement;

WHEREAS, in connection with the purchase and sale of the Equity Interests, Dex Holdings and each of the Persons listed on the signature pages thereto entered into that certain Equityholders Agreement of Dex Holdings LLC, dated as of November 8, 2002 (the “Equityholders Agreement”) to provide for certain matters with respect to the voting, ownership and transfer of the Interests acquired by certain of the parties to the Equityholders Agreement;

WHEREAS, in connection with the purchase and sale of the Equity Interests, Dex Holdings and each of the Persons listed on the signature pages thereto entered into that certain Agreement Among Members, dated as of November 8, 2002 (the “Agreement Among Members”) to provide for the allocation of certain management rights with regard to each of the Dex Media Entities;

WHEREAS, the Company and Dex Holdings are proposing to sell shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to the public in an initial public offering (“Initial Public Offering”), as set forth in the prospectus dated July     , 2004 (the “Prospectus”);

WHEREAS, in connection with the proposed Initial Public Offering, Dex Holdings may be liquidated with such liquidation occurring upon the earlier of the exercise of the underwriters’ overallotment option to purchase additional shares of Common Stock described in the Prospectus (the “Overallotment Option”) and the expiration of the Overallotment Option, and upon such liquidation the shares of Common Stock held by Dex Holdings would be distributed on a pro rata basis to the Carlyle Holders and the WCAS Holders;

WHEREAS, in connection with the consummation of the Initial Public Offering each of the Amended and Restated LLC Agreement, Equityholders Agreement and Agreement Among Members will be terminated; and

WHEREAS, the Stockholders wish to provide for certain matters relating to their respective current and future holdings of Shares and the governance of the Company, including an agreement as to the manner in which they will exercise (or refrain from exercising) their rights under this Agreement upon the consummation of the Initial Public Offering.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

SECTION 1. BOARD REPRESENTATION; VOTING; AND MANAGEMENT ARRANGEMENTS

(a) From and after the date hereof, at each annual or special meeting of stockholders of the Company at which action is to be taken with respect to the election of directors of the Company each Stockholder, severally and not jointly agrees to vote or otherwise give such Stockholder’s consent in respect of all Shares (whether now or hereafter acquired) owned by such Stockholder, and the Company, subject to Section 1(g), shall take all necessary and desirable actions within its control (including to support the nomination of, and the Corporate Governance and Nominating Committee (as defined below) shall recommend to the Board of Directors of the Company (the “Board”) the inclusion in the slate of nominees recommended by the Board to stockholders of the Company for election as directors such directors as set forth in subsection 1(a)(ii) below), in order to cause:

(i) the authorized number of directors on the Board to be established at seven (7) immediately after the Initial Public Offering, at nine (9) within three (3) months of the Initial Public Offering and at eleven (11) within twelve (12) months of the Initial Public Offering;

(ii) the election to the Board of:

(A) three (3) directors designated by the Carlyle Holders (each, a “Carlyle Designee”) if the Carlyle Holders own thirty-three percent (33%) or more of their Original Holdings; provided, however, that the number of Carlyle Designees shall be reduced (x) by one (1) to the extent that the Carlyle Holders own at least ten percent (10%) (but less than thirty-three percent (33%)) of their Original Holdings, (y) by two (2) to the extent that the Carlyle Holders own at least five percent (5%) (but less than ten percent (10%)) of their Original Holdings and (z) by three (3) to the extent that the Carlyle Holders own less than five percent (5%) of their Original Holdings;

(B) three (3) directors designated by the WCAS Holders (each, a “WCAS Designee”) if the WCAS Holder owns thirty-three percent (33%) or more of their Original Holdings; provided, however, that the number of WCAS Designees shall be reduced (x) by one (1) to the extent that the WCAS Holders own at least ten percent (10%) (but less than thirty-three percent (33%)) of their Original Holdings, (y) by two (2) to the extent that the WCAS Holders own at least five percent (5%) (but less than ten percent (10%)) of their Original Holdings and (z) by three (3) to the extent that the WCAS Holders own less than five percent (5%) of their Original Holdings;

(C) the Chief Executive Officer of the Company (the “Management Designee”); and

(D) (i) within three (3) months of the Initial Public Offering, up to two (2) independent directors (each, an “Independent Designee”), one (1) of whom shall be designated by the Carlyle Holders (a “Carlyle Independent Designee”) (so long as such holders are entitled to appoint at least one (1) Carlyle Designee, and thereafter, such Independent Designee shall be appointed by a majority of the remaining directors), and one (1) of whom shall be designated by the WCAS Holders (a “WCAS Independent Designee”) (so long as such holders are entitled to appoint at least one (1) WCAS Designee, and thereafter, such Independent Designee shall be appointed by a majority of the remaining directors) and (ii) within twelve (12) months of the Initial Public Offering, up to four (4) Independent Designees (including the two (2) Independent Designees contemplated by clause (i) above), two (2) of whom shall be Carlyle Independent Designees so long as such holders are entitled to appoint at least two (2) Carlyle Designees and one (1) of whom shall be a Carlyle Independent Designee so long as such holders are entitled to appoint at least one (1) Carlyle Designee (and thereafter such Independent Designees shall be appointed by a majority of the remaining directors) and two (2) of whom shall be WCAS Independent Designees so long as such holders are entitled to appoint at least two (2) WCAS Designees and one (1) of whom shall be a WCAS Independent Designee so long as such holders are entitled to appoint at least one (1) WCAS Designee (and thereafter such Independent Designees shall be appointed by a majority of the remaining directors); provided that in each case the Independent Designees designated by the Carlyle Holders and WCAS Holders shall be reasonably acceptable to the WCAS Holders and Carlyle Holders, respectively;

all of which designees shall hold office, subject to their earlier removal in accordance with clause (a)(iii) below and applicable law, until their respective successors shall have been elected and shall have qualified;

(iii) the removal from the Board for cause of (x) any director upon the written request of the Stockholders that designated such director or (y) in the case of any director not so designated by such Stockholders (including any director which shall no longer be a “designee” of either the Carlyle Holders or the WCAS Holders as a result of a reduction in the number of such Stockholder’s designees pursuant to clause (a)(ii) above), by duly adopted action of the Stockholders of the Company;

(iv) upon any vacancy in the Board as a result of any individual (x) designated by Stockholders pursuant to clause (ii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual designated by such Stockholders, or (y) not so designated by such Stockholders ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual appointed by a majority of the remaining directors; and

(v) one (1) Carlyle Designee to hold the position of Co-Chairman of the Board, who shall initially be James A. Attwood, Jr., and one (1) WCAS Designee to hold the position of Co-Chairman of the Board, who shall initially be Anthony J. de Nicola; provided, however, this clause (v) shall be applicable with respect to the Carlyle Holders or WCAS Holders, as applicable, only if such holders have the ability to designate at least two (2) directors in accordance with Section 1(a)(ii)(A) and (B), respectively.

(b) No action may be taken at a meeting of the Board unless a quorum consisting of (i) a majority of the Directors and (ii) at least two (2) Carlyle Designees and at least two (2) WCAS Designees are present in person or by proxy, unless, in either case, such Stockholder holds less than twenty-five percent (25%) of its Original Holdings, none of such Stockholder’s Designees will be require to form a quorum, provided that, neither the Carlyle Designees nor the WCAS Designees, respectively, shall be entitled to assert the foregoing quorum right in respect of a duly called meeting if all of its designees have failed to attend the immediately prior duly called Board meeting.

(c) The Board may, by duly adopted action of the Board, designate one or more committees of one or more of the directors, including alternates who may replace any absent or disqualified member at any meeting of the committee. In addition, each Stockholder agrees to take all necessary and desirable actions within its control to cause its designees to the Board to vote or otherwise give such director’s consent to the creation and maintenance of:

(i) a Compensation Committee of the Board which shall consist of one (1) Carlyle Designee, who shall initially be James A. Attwood, Jr., and one (1) WCAS Designee, who shall initially be Anthony J. de Nicola, and any additional directors as the Board may determine on the recommendation of the Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”);

(ii) an Audit Committee of the Board (the “Audit Committee”) initially consisting of one (1) Carlyle Designee, who shall initially be             , one (1) WCAS Designee, who shall initially be Sanjay Swani, and any additional directors as the Board may determine on the recommendation of the Corporate Governance and Nominating Committee, with at least one (1) member of the Audit Committee satisfying the independence requirements of the New York Stock Exchange and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Within three (3) months of the closing of the Initial Public Offering, at least a majority of members of the Audit Committee shall satisfy the independence requirements of the New York Stock Exchange and Rule 10A-3(b)(1) under the Exchange Act, and within twelve (12) months of the closing of the Initial Public Offering, all of the members of the Audit Committee shall satisfy the independence requirements of the New York Stock Exchange and Rule 10A-3(b)(1) under the Exchange Act, and the Carlyle Designee and WCAS Designee shall be replaced by Independent Designees;

(iii) the Corporate Governance and Nominating Committee consisting of one (1) Carlyle Designee, who shall initially be James A. Attwood, Jr., and one (1) WCAS Designee, who shall initially be Anthony J. de Nicola, and any additional directors as the Board may determine on the recommendation of the Corporate Governance and Nominating Committee; and

(iv) an Executive Committee of the Board consisting of one (1) Carlyle Designee, who shall initially be James A. Attwood, Jr., one (1) WCAS Designee, who shall initially be Anthony J. de Nicola, the Management Designee and any additional directors as the Board may determine on the recommendation of the Corporate Governance and Nominating Committee; provided that a Carlyle Designee or a WCAS Designee, as the case may be, shall only be a member of the Executive Committee for so long as the Carlyle Holders or the WCAS Holders, respectively, have the ability to designate at least two (2) directors in accordance with Section 1(a)(ii)(A) and (B), respectively.

(d) The Parties agree to take commercially reasonable efforts, either directly through the Company or indirectly through one of its subsidiaries (as applicable), to cause the board of directors of each of the Company’s subsidiaries to have at all times a board composition that is the same as the Company’s Board or otherwise comprised in a manner that is reasonably acceptable to the Carlyle Holders and the WCAS Holders, and the Parties further agree that the other board and voting rights set forth in this Section 1 shall be granted, mutatis mutandis, to each of the Stockholders in respect of such subsidiaries’ boards of directors.

(e) Notwithstanding the provisions of this Section 1, a Stockholder shall not be entitled to designate any person to the Board (or any committee thereof) in the event that the Company receives a written opinion of its outside counsel that a Stockholder Designee would not be qualified under any applicable law, rule or regulation to serve as a director of the Company or if the Company objects to a Stockholder Designee because such Stockholder Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D or such person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services and, in any such event, the Stockholder shall withdraw the designation of such proposed Stockholder Designee and designate a replacement therefor (which replacement Stockholder Designee shall also be subject to the requirements of this Subsection 1(e)). The Company shall use its reasonable best efforts to notify the Stockholder of any objection to a Stockholder Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Stockholder to propose a replacement Stockholder Designee in accordance with the terms of this Agreement;

(f) Notwithstanding anything in this Agreement to the contrary, the Board and all of the committees of the Board will operate in such a way to permit the Company to comply with applicable law and maintain its listing on The New York Stock Exchange.

(g) Notwithstanding anything to the contrary in this Agreement, on and after the date hereof and for so long as it owns any equity securities of the Company, if at any time the Carlyle Holders or the WCAS Holders are no longer permitted to designate any members of the Board pursuant to Section 1(a)(ii) hereof, the Carlyle Holders and the WCAS Holders, as the case may be, shall have the right to appoint a non-voting observer to the Company’s Board (and each board of directors of the Company’s subsidiaries), such rights to be consistent with similar rights the Company has granted to other Persons.

SECTION 2. TRANSFER RESTRICTIONS

Each of the Stockholders agrees and acknowledges that it will not, directly or indirectly, Transfer any Shares, unless such Transfer complies with this Agreement. No Carlyle Holder may Transfer any of its Shares without the prior written consent of the WCAS Holders, and no WCAS Holder may Transfer any of its Shares without the prior written consent of the Carlyle Holders if (a) such Transfer represents an amount of Shares equal to ten percent (10%) or more of the Original Holdings of the Carlyle Holders or the WCAS Holders, as the case may be, to a Person or a group of Persons that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or (b) such Transfer is to a Person that competes, or directly or indirectly controls any Person that competes, with the Company in the directory products business in North America, provided that the foregoing requirement shall not apply to (x) any Transfer to an Affiliate of such Stockholder or (y) any Transfer made as part of a distribution by a Stockholder to its respective general or limited partners or members, as the case may be. Any transferee of such Transfer (other than a transferee acquiring such Shares pursuant to a registered offering or Public Sale or distribution contemplated by clause (y) above) shall agree in writing with the Parties to be bound by, and to comply with, all applicable provisions of and to be deemed to be a Stockholder for purposes of this Agreement, provided that no transferee of such Transfer that is not an Affiliate of the Transferring Stockholder shall have any rights or obligations under Section 1 of this Agreement.

SECTION 3. NOTICE OF PROPOSED TRANSFER

(a) Prior to any proposed Transfer of any Shares (other than a Transfer approved by each of CP III and Welsh Carson IX, a Transfer to an Affiliate of a Stockholder, a Transfer made in connection with an offering of securities pursuant to the exercise of a Stockholder’s registration rights or a distribution contemplated by clause (y) of Section 2 above), the holder thereof shall give written notice to the Company of its intention to effect such Transfer as soon as reasonably practicable. Each such notice shall describe the manner of the proposed Transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Shares may be effected without registration under the Securities Act, whereupon, subject to Sections 2 and 4, the holder of such Shares shall be entitled to Transfer such Shares in accordance with the terms of its notice. To the extent applicable, each certificate for Shares Transferred as above provided shall bear a legend to the effect that such Shares are unregistered under the Securities Act and may not be Transferred unless the Shares have been registered under the Securities Act or an exemption from registration is available, unless (i) such Transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act.

(b) The foregoing restrictions on Transfer of Shares shall terminate as to any particular Shares when (i) such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such Shares or (ii) a Stockholder of such Shares is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) (or other equivalent rule) of the Securities Act are available to such holder without limitation. In either case, such holder of Shares shall be entitled to receive from the Company, without expense, a new certificate not bearing a restrictive legend, to the extent such Shares are generally available in certificated form by the Company.

SECTION 4. TAG-ALONG RIGHTS

(a) If any Carlyle Holder or WCAS Holder (for purposes of this Section 4 a “Selling Holder”) proposes to Transfer Shares held by such Selling Holder(s), whether in one transaction or in a series of related transactions, then such Selling Holder(s) shall give written notice (a “Tag-Along Notice”) to each Other Stockholder setting forth in reasonable detail the terms and conditions of such proposed Transfer, including the proposed amount and form of consideration, terms and conditions of payment and a summary of any other material terms pertaining to the Transfer. In the event that the terms and/or conditions set forth in the Tag-Along Notice are thereafter amended in any respect, the Selling Holder(s) shall give written notice (an “Amended Tag-Along Notice”) of the amended terms and conditions of the proposed Transfer to each Other Stockholder. The Selling Holder(s) shall provide additional information with respect to the proposed Transfer as reasonably requested by the Other Stockholders.

(b) The Other Stockholders shall have the right, exercisable upon written notice to the Selling Holder(s) within twenty (20) days after receipt of any Tag-Along Notice, or, if later,

within seven (7) days of such receipt of the most recent Amended Tag-Along Notice, to participate in the proposed Transfer by the Selling Holder(s) to the proposed purchaser (the “Tag-Along Transferee”) on the terms and conditions set forth in such Tag-Along Notice or the most recent Amended Tag-Along Notice, as the case may be (such participation rights being hereinafter referred to as “Tag-Along Rights”). Any Other Stockholder that has not notified the Selling Holder(s) of its intent to exercise Tag-Along Rights within twenty (20) days of receipt of a Tag-Along Notice (or, if applicable, within seven (7) days of receipt of an Amended Tag-Along Notice) shall be deemed to have elected not to exercise such Tag-Along Rights with respect to the Transfer contemplated by such notice. Each Other Stockholder may participate with respect to the Shares owned by such Party in an amount equal to the product obtained by multiplying (i) the aggregate number of Shares owned by such Other Stockholder on the date of the Transfer by (ii) a fraction, the numerator of which is equal to the number of Shares proposed to be Transferred by the Selling Holder(s) and the denominator of which is the aggregate number of Shares owned by the Selling Holder(s) and any other participating Other Stockholders. If one or more Other Stockholders hereunder elect not to include the maximum number of Shares in a proposed Transfer, the participating Stockholders (including the Selling Holder) may sell in the proposed Transfer a number of additional Shares owned by any of them equal to their pro rata portion of the number of Shares eligible to be included in the proposed Transfer and not so elected to be included (the “Eligible Shares”), based on the relative number of Shares then held by each such Stockholder, and such additional Shares which any such Stockholder(s) propose to sell shall not be included in any calculation made pursuant to the second sentence of this Section 4(b) for the purpose of determining the number of Shares which the Stockholder will be permitted to include in a proposed Transfer.

(c) At the closing of the Transfer to any Tag-Along Transferee pursuant to this Section 4, the Tag-Along Transferee shall remit to each Selling Holder the consideration for the Shares of such Selling Holder sold pursuant hereto against delivery by such Selling Holder of certificates (if any) or other instruments evidencing such Shares, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Shares as may be reasonably requested by the Tag-Along Transferee and the Company, with all stock transfer taxes paid and stamps affixed. Additionally, each Stockholder shall comply with any other conditions to closing generally applicable to such Selling Holder(s) and all Other Stockholders selling Shares in such transaction. The consummation of such proposed Transfer shall be subject to the sole discretion of the Selling Holder(s), who shall have no liability or obligation whatsoever to any Other Stockholder participating therein other than to obtain for such Other Stockholder the same terms and conditions as those set forth in the Tag-Along Notice or any Amended Tag-Along Notice. Each Other Stockholder shall receive the same amount and form of consideration received by the Selling Holder per each Interest. To the extent that the Parties are to provide any indemnification or otherwise assume any other post-closing liabilities, the Selling Holders and all Other Stockholders selling Shares in a transaction under this Section 4 shall do so severally and not jointly (and on a pro rata basis in accordance with their Shares being sold), and their respective potential liability thereunder shall not exceed the proceeds received, subject to customary exceptions in excess of such limits.

(d) Notwithstanding the foregoing, no Tag-Along Rights of any Stockholder shall apply hereunder with respect to any Transfer approved by each of CP III and Welsh Carson IX, a Transfer to an Affiliate of a Stockholder, a Transfer made in connection with an offering of securities pursuant to the exercise of a Stockholder’s registration rights (other than in connection with shelf take-downs), or a Transfer made as part of a distribution by a Stockholder to its respective general or limited partners or members, as the case may be.

SECTION 5. REGISTRATION RIGHTS

(a) Demand Registrations.

(i) Right to Demand Registration. The Carlyle Holders and WCAS Holders shall each have the right at any time to make a written request of the Company for registration (any such request, a “Stockholder Demand”) with the Securities and Exchange Commission (the “Commission”), under and in accordance with the provisions of the Securities Act, of all or part of the Registrable Shares held of record and beneficially by such Carlyle Holders and WCAS Holders, as applicable (each a “Demand Registration” and such Carlyle Holders and WCAS Holders, as applicable, the “Demanding Holder”); provided that (x) the Company need not effect a Demand Registration of less than $75 million of gross proceeds, and (y) the Company may defer such Demand Registration for a single period not to exceed one-hundred and twenty (120) days during any 1-year period if the Board determines in the exercise of its reasonable judgment that to effect such Demand Registration at such time would have a material adverse effect on the Company, including interfering with any pending or potential acquisition, disposition or securities offering of the Company. Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the “Demand Notice”) of such registration request and its intention to comply therewith to all holders of Registrable Shares and, subject to subsection (iii) below, the Company will include in such registration all the Registrable Shares with respect to which the Company has received written requests for inclusion therein within twenty (20) Business Days after the date such Demand Notice is given. All requests made pursuant to this subsection (i) will specify the aggregate number of Registrable Shares requested to be registered and will also specify the intended methods of disposition thereof. Upon receipt of a Stockholder Demand, the Company shall use its commercially reasonable efforts to effect registration of the Registrable Shares to be registered in accordance with the intended method of distribution specified in writing by the Demanding Holder as soon as practicable and to maintain the effectiveness of such registration for a period of ninety (90) days. If available to the Company, the Company will effect such registration on Form S-3 or an equivalent form and, if requested by the Demanding Holder, such registration will be a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis of the Registrable Shares, pursuant to Rule 415 or any similar rule that may be adopted by the Commission, in either which event the Company shall use its commercially reasonable efforts to maintain the effectiveness of such registration for a period of one-hundred and eighty (180) days; provided, however, that the Company shall not effect a registration on Form S-3 or an equivalent form if the managing underwriter or underwriters determine that using a different registration form is in the best Interests of the Company and/or the Demanding Holder and other holders.

(ii) Number of Demand Registrations. Each of the Carlyle Holders and WCAS Holders shall be entitled to up to, but no more than, three (3) Stockholder Demands. The Company shall not be required to cause a registration pursuant to Section 5(a)(i) to be declared effective within a period of ninety (90) days after the date of any other Company registration statement was declared effective pursuant to a Demand Registration request or a filing for the Company’s own behalf.

(iii) Priority on Demand Registrations. If in any Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, the Demanding Holder after consultation with an investment banker of nationally recognized standing), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or the Demanding Holder, as the case may be) can be sold without having a material adverse effect on the success of the offering, as follows: first, the securities which the Stockholders, including the Demanding Holder(s) (pro rata among all such Stockholders on the basis of the relative percentage of Registrable Shares owned by all Stockholders who have requested that securities owned by them be so included), propose to sell, and second, the securities of any additional holders of the Company’s securities eligible to participate in such offering, pro rata among all such Persons on the basis of the relative percentage of such securities held by each of them. In the event that the managing underwriter or Demanding Holder determines that additional Registrable Shares may be sold in any Demand Registration without having a material adverse effect on the success of the offering, the Company may include comparable securities to be issued and sold by the Company or comparable securities held by Persons other than the Parties.

(iv) Selection of Underwriters. If a Demand Registration is to be an underwritten offering, the holders of a majority of the Registrable Shares to be included in such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

(b) Piggyback Registrations. If the Company at any time proposes to register under the Securities Act any Shares or any security convertible into or exchangeable or exercisable for Shares, whether or not for sale for its own account and other than pursuant to a Demand Registration, on a form and in a manner which would permit registration of the Registrable Shares held by a Stockholder for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to each Stockholder not later than thirty (30) days prior to the filing thereof. Each Stockholder shall have the right to request that all or any part of its Registrable Shares be included in such registration. Each Stockholder can make such a request by giving written notice to the Company within ten (10) Business Days after the giving of such notice by the Company; provided, however, that if the registration is an underwritten registration and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which the Company and all Stockholders propose to include in such Registration Statement exceeds the maximum amount of securities that may be sold without having a material adverse effect on the success of the offering, including, without limitation the selling price and other terms of such offering, the Company will include in such registration, first, the securities which the Company proposes to sell, second, the Registrable Shares of such Stockholders, pro rata among all such Stockholders on the basis of the relative percentage of Registrable Shares owned by all Stockholders who have requested that securities owned by them be so included (it being further agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation of the Stockholders), and third, the comparable securities of any additional holders of the Company’s securities, pro rata among all such holders on the basis of the relative percentage of such securities held by each of them. Registrable Shares proposed to be registered and sold pursuant to an underwritten offering for the account of any Stockholder shall be sold to the prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and the prospective underwriters. Any Stockholder who holds Registrable Shares being registered in any offering shall have the right to receive a copy of the form of underwriting agreement and shall have an opportunity to hold discussions with the lead underwriter of the terms of such underwriting agreement. The Company may withdraw any Registration Statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Stockholder.

(c) Holdback Agreements. Notwithstanding any other provision of this Section 5, each Stockholder agrees that (if so required by the underwriters in an underwritten offering and provided that such condition is applicable to all Stockholders) it will not (and it shall be a condition to the rights of each Stockholder under this Section 5 that such Stockholder does not) offer for Public Sale any Shares during a period not to exceed sixty (60) days prior to and one-hundred and eighty (180) days after the effective date of any Registration Statement filed by the Company in connection with an underwritten public offering (except as part of such underwritten registration or as otherwise permitted by such underwriters); provided, however, no Stockholder shall object to shortening such period if the underwriter agrees that shortening such period would not materially and adversely effect the success of the offering.

(d) Expenses. Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and the Stockholders in connection with any registration under this Section 5 shall be borne by the Company, except that the following expenses shall be borne by the Stockholders incurring the same: (i) the costs and expenses of counsel to such Stockholder to the extent such Stockholder retains counsel (except the costs of one counsel for all Stockholders to the extent retained, which shall be borne by the Company); (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of such Stockholder’s securities; (iii) transfer taxes with respect to the securities sold by such Stockholder; and (iv) other expenses incurred by such Stockholder and incidental to the sale and delivery of the securities to be sold by such Stockholder.

(e) Registration Procedures. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Company will consult with each Stockholder whose equity interest is to be included in any such registration concerning the form of underwriting agreement, shall provide to such Stockholder the form of underwriting agreement prior to the Company’s execution thereof and shall provide to such Stockholder and its representatives such other documents (including comments by the Commission on the Registration Statement) as such Stockholder shall reasonably request in connection with its participation in such registration. The Company will furnish each Stockholder whose Registrable Shares are registered thereunder and each underwriter, if any, with a copy of the Registration Statement and all amendments thereto and will supply each such Stockholder and each underwriter, if any, with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. The Company shall not, however, be required to maintain the Registration Statement effective or to supply copies of a prospectus for a period beyond ninety (90) days after the effective date of such Registration Statement (or such longer period as is otherwise set forth herein or agreed to by the Company) and, at the end of such period, the Company may deregister any securities covered by such Registration Statement and not then sold or distributed. In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a “Registration Statement”) providing for the sale of Registrable Shares held by any Stockholder pursuant to its obligations under this Section 5, the Company will:

(i) upon filing a Registration Statement or any prospectus related thereto (a “Prospectus”) or any amendments or supplements thereto, furnish to the Stockholders whose Registrable Shares are covered by such Registration Statement and the underwriters, if any, copies of all such documents;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the ninety (90) day period referenced in Section 8(e); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

(iii) promptly notify the Stockholders and the managing underwriters, if any, and (if requested by any such Person or entity) confirm such advice in writing, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v) if requested by the managing underwriters or a Stockholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Stockholders holding a majority of the Registrable Shares being sold by Stockholders agree should be included therein relating to the sale of such Registrable Shares, including, without limitation information with respect to the amount of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Shares to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vi) furnish to such Stockholder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(vii) deliver to such Stockholders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons or entities may reasonably request;

(viii) prior to any Public Sale of Registrable Shares, register or qualify or cause to be registered or qualified such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Stockholder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(ix) cooperate with the Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Shares to the underwriters;

(x) if any fact described in clause (iii)(E) above exists, prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(xi) cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(xii) provide and cause to be maintained a transfer agent and registrar for all such Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(xiii) obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Stockholders owning a majority in interest of the Registrable Shares being registered in such offering, and furnish to each Stockholder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Stockholder or underwriter;

(xiv) deliver promptly to each Stockholder participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Shares covered by such Registration Statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(xv) provide a CUSIP number for all Registrable Shares included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xvi) enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Shares;

(xvii) make available for inspection by a representative of the Stockholders the Registrable Shares being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Stockholders or underwriter, all financial and other records, any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons or entities unless disclosure of such records, information or documents is required by court or administrative order;

(xviii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and relevant state securities commissions, and make generally available to the Stockholders earning statements satisfying the provisions of Section 12(a) of the Securities Act no later than forty-five (45) days after the end of any 12-month period (or one-hundred and twenty (120) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Shares of such Stockholder is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods; and

(xix) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Shares.

(f) Conditions to Stockholder Rights; Indemnification by Stockholder. It shall be a condition of each Stockholder’s rights hereunder to have Registrable Shares owned by it registered that:

(i) such Stockholder shall cooperate with the Company in all reasonable respects by supplying information and executing documents relating to such Stockholder or the securities of the Company owned by such Stockholder in connection with such registration;

(ii) such Stockholder shall enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to ensure compliance with federal and state securities laws and the rules or other requirements of the NASD or otherwise to effectuate the offering; and

(iii) such Stockholder shall execute and deliver an agreement to indemnify and hold harmless the Company and each underwriter (as defined in the Securities Act), and each Person or entity, if any, who controls such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such underwriter or controlling Person or entity may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, at least equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to information furnished by such Stockholder in writing and specifically for use in the Registration Statement or Prospectus in connection with such registration (other than information given with respect to the Company in such Stockholder’s capacity as an officer, director or employee of the Company) and with respect to such Stockholder’s failure to deliver Prospectuses as required under the Securities Act.

(g) Indemnification by Company. In the event of any registration under the Securities Act of any Registrable Shares of Stockholders pursuant to this Section 5, the Company shall execute and deliver an agreement to indemnify and hold harmless each Stockholder disposing of such Registrable Shares and any underwriter in connection with such disposition against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such Stockholder may become subject under the Securities Act or otherwise, in such manner as is customary in underwriting agreements for registrations of the type then proposed.

(h) Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

SECTION 6. LEGEND ON CERTIFICATES

To the extent applicable, each certificate representing Shares shall, conspicuously bear the following legend until such time as the Shares represented thereby are no longer subject to the provisions hereof:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OR EXCHANGED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE SPONSOR STOCKHOLDERS AGREEMENT DATED AS OF JULY     , 2004 BETWEEN DEX MEDIA, INC. (THE “COMPANY”) AND THE STOCKHOLDER NAMED ON THE FACE HEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

The Company covenants that it shall keep a copy of this Agreement on file at its corporate headquarters for the purpose of furnishing copies to the Parties hereto.

SECTION 7. DURATION OF AGREEMENT

This Agreement shall terminate upon the earliest to occur of (i) the mutual agreement of the Carlyle Holders and the WCAS Holders, (ii) except with respect to Section 1(g) hereof, the date on which either the Carlyle Holders or the WCAS Holders no longer own at least five percent (5%) of their respective Original Holdings.

SECTION 8. TRANSACTIONS WITH AFFILIATES

Each of the Carlyle Holders and the WCAS Holders, whether acting for itself (and not on behalf of the Company), is hereby authorized to purchase property from, sell property to, or otherwise transact any business with the Company, or any of its respective Affiliates; provided that any such dealing (i) shall be made on an arm’s-length basis if made on behalf of the Company and (ii) shall not be in violation of this Agreement; provided further that the arrangements provided for under each of the Management Consulting Agreements with Affiliates of the Carlyle Holders and the WCAS Holders, as the case may be, shall not be in violation of this Agreement.

SECTION 9. DEFINITIONS

(a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Agreement Among Members” has the meaning set forth in the Recitals.

“Amended and Restated LLC Agreement” has the meaning set forth in the Recitals.

“Amended Tag-Along Notice” has the meaning set forth in Section 4(a).

“ASF Coinvest” has the meaning set forth in the preamble.

“Audit Committee” has the meaning set forth in Section 1(c)(i).

“Board” has the meaning set forth in Section 1(a).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Carlyle Coinvest” has the meaning set forth in the preamble.

“Carlyle Coinvest I” has the meaning set forth in the preamble.

“Carlyle Coinvest II” has the meaning set forth in the preamble.

“Carlyle Designee” has the meaning set forth in Section 1(a)(ii).

“Carlyle Holders” has the meaning set forth in the preamble.

“Certificate of Amendment” has the meaning set forth in the Recitals.

“CHYP Coinvest” has the meaning set forth in the preamble.

“Commission” has the meaning set forth in Section 5(a)(i).

“Common Stock” ha the meaning set forth in the Recitals.

“Company” has the meaning set forth in the preamble.

“Corporate Governance and Nominating Committee” has the meaning set forth in Section 1(c)(i).

“CP III” has the meaning set forth in the preamble.

“Delaware Act” means the Delaware General Corporation Law, 8 Del. C. Section 101, et seq., as amended from time to time.

“Demand Notice” has the meaning set forth in Section 5(a)(i).

“Demand Registration” has the meaning set forth in Section 5(a)(i).

“Demanding Holder” has the meaning set forth in Section 5(a)(i).

“Dex East Equity Interests” has the meaning set forth in the Recitals.

“Dex East Purchase Agreement” has the meaning set forth in the Recitals.

“Dex Holdings” has the meaning set forth in the preamble.

“Dex Media East LLC” has the meaning set forth in Section 1(e).

“Dex West Equity Interests” has the meaning set forth in the Recitals.

“Dex West Purchase Agreement” has the meaning set forth in the Recitals.

“Eligible Shares” has the meaning set forth in Section 4(b).

“Equity Interests” has the meaning set forth in the Recitals.

“Equityholders Agreement” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations in effect thereunder.

“Independent Designee” has the meaning set forth in Section 1(a)(iii).

“Initial Public Offering” has the meaning set forth in the Recitals.

“Litigation” has the meaning set forth in Section 11(d).

“Management Consulting Agreement” means each of the Management Consulting Agreements entered into on or prior to the date hereof by each of (i) Dex Media East, LLC and Dex Media West, LLC, with, on the one hand, Affiliates of the Carlyle Holders, and on the other hand, Affiliates of the WCAS Holders.

“Management Designee” has the meaning set forth in Section 1(a)(iii).

“Office of the Chairman” has the meaning set forth in Section 1(f).

“Original Holdings” means, (a) in respect of the Carlyle Holders,              Shares if the Overallotment Option is not exercised and              Shares if the Overallotment Option is Exercised and (b) in respect of the WCAS Holders,              Shares if the Overallotment Option is not exercised and              Shares if the Overallotment Option is exercised.

“Other Stockholder” means for purposes of Section 4 with respect to any Selling Holder, all Stockholders other than such Selling Holder.

“Overallotment Option” has the meaning set forth in the preamble.

“Party” and “Parties” has the meaning set forth in the preamble.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Prospectus” has the meaning set forth in Section 5(d)(i).

“Public Sale” means a Transfer pursuant to a bona fide underwritten public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act (other than in a privately negotiated sale).

“Registrable Shares” means the Shares other than Shares (i) sold by a Stockholder in a transaction in which its rights under this Agreement are not assigned, (ii) sold pursuant to an effective registration statement under the Securities Act or (iii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

“Registration Statement” has the meaning set forth in Section 5(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

“Selling Holder” has the meaning set forth in Section 4(a).

“Senior Management” means those employees of the Company having the title of senior vice president or higher.

“Shares” means (i) shares of capital stock of the Company and (ii) any other security of the Company or any successor thereto into which any Share is converted or for which any Share is exchanged.

“Stockholder” means each Carlyle Holder, each WCAS Holder, and any other subsequent holder of Shares who agrees to be bound by the terms of this Agreement; it being understood that any such subsequent holder that is not an Affiliate of either the Carlyle Holders of the WCAS Holders shall not be deemed a Stockholder for purposes of Section 1 of this Agreement.

“Stockholder Demand” has the meaning set forth in Section 5(a)(i).

“Stockholder Designee” means either a Carlyle Designee or a WCAS Designee.

“Tag-Along Notice” has the meaning set forth in Section 4(a).

“Tag-Along Rights” has the meaning set forth in Section 4(b).

“Tag-Along Transferee” has the meaning set forth in Section 4(b).

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition or exchange; and “Transferring” or “Transferred” have correlative meanings.

“WCAS Coinvest II” has the meaning set forth in the preamble.

“WCAS Coinvest” has the meaning set forth in the preamble.

“WCAS Designee” has the meaning set forth in Section 1(a)(ii).

“WCAS Holders” has the meaning set forth in the preamble.

“Welsh Carson IX” has the meaning set forth in the preamble.

(b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”, and (vi) the word “or” shall be disjunctive but not exclusive.

(c) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

SECTION 10. DEX HOLDINGS

Prior to the liquidation of Dex Holdings upon the exercise or expiration of the Overallotment Option, as applicable, Dex Holdings will continue be the direct owner of the Shares of the Company subject to this Agreement, and the Stockholders will continue to hold Interests (as defined in the Amended and Restated LLC Agreement) in Dex Holdings. For so long as Dex Holdings is the direct owner of the Shares subject to this Agreement, each of the Carlyle Holders and the WCAS Holders agree to use their commercially reasonable efforts in respect of their Interests in Dex Holdings, and Dex Holdings agrees to use its commercially reasonable efforts, to cause the same outcome under this Agreement as would be required if the Carlyle Holders and the WCAS Holders were the direct owners of the Shares.

SECTION 11. MISCELLANEOUS

(a) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Shares and shall also apply to any Shares acquired by Stockholders after the date hereof. In the event that any Stockholder Transfers all or any portion of its Shares to any other Person, as permitted herein, such transferee shall execute a counterpart of this agreement in the form attached as Exhibit A hereto and agree to be bound by the terms hereof for all purposes hereunder. Any Affiliate of a Carlyle Holder or a WCAS Holder that receives Shares hereunder shall be considered a Carlyle Holder or WCAS Holder, as applicable, for all purposes hereunder.

(b) Specific Performance. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party’s obligations under this Agreement. The Parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(d) Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement, (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective notice address, as provided for in this Agreement, shall be effective service of process for any Litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(f) Notices. All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, or by depositing such writing with a reputable overnight courier for next day delivery, or by delivering such writing to the recipient in person, by courier or by facsimile transmission. A notice, request or consent given under this Agreement shall be effective on receipt by the Person to receive it. All notices, requests and consents to be sent to (i) a Stockholder shall be sent to or made at the addresses given for that Stockholder on the list attached hereto as Exhibit B or such other address as that Stockholder may specify by notice to the Company, with a copy (in the case of notice to a Carlyle Holder) to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022, Attn: R. Ronald Hopkinson, and a copy (in the case of notice to a WCAS Holder) to Kirkland & Ellis, Citigroup Center, 153 E. 53rd Street, New York, NY 10022, Attn: Michael Movsovich, and (ii) the Company shall be sent to or made at the address for the Company set forth at Exhibit B.

(g) Recapitalization, Exchange, Etc. Affecting the Company’s Shares. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(j) Amendment. This Agreement may be amended only by written agreement signed by the Carlyle Holders and the WCAS Holders; provided that the written consent of each other Party shall be required for any such amendment that disproportionately affects in any material manner such Party or adversely affects in any material manner the Transfer rights under this Agreement of such Party. At any time hereafter, Persons acquiring Shares may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

(k) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Share or any option to purchase Shares.

(l) Integration. This Agreement constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(m) Further Assurances. In connection with this Agreement and the transactions contemplated thereby, each Stockholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

IN WITNESS WHEREOF, the Parties have executed this Sponsor Stockholders Agreement as of the date first above written.

CARLYLE HOLDERS CARLYLE PARTNERS III, L.P.

By:	TC Group III, L.P.,
its General Partner

By:	TC Group III, L.L.C.,
its General Partner

By:	TC Group, L.L.C.,
its Managing Member

By:	TCG Holdings, L.L.C.,
its Managing Member

By:
Name: James A. Attwood, Jr.
Title: Managing Director

CP III COINVESTMENT, L.P.

By:	TC Group III, L.P.,
its General Partner

By:	TC Group III, L.L.C.,
its General Partner

By:	TC Group, L.L.C.,
its Managing Member

By:	TCG Holdings, L.L.C.,
its Managing Member

By:
Name: James A. Attwood, Jr.
Title: Managing Director

CARLYLE-DEX PARTNERS L.P.

By:	TC Group III, L.P.,
its General Partner

By:

By:
Name:
Title:

CARLYLE-DEX PARTNERS II L.P.

By:	TC Group III, L.P.,
its General Partner

By:

By:
Name:
Title:

CARLYLE HIGH YIELD PARTNERS, L.P.

By:	TCG High Yield, LLC,
its General Partner

By:

By:
Name:
Title:

WCAS HOLDERS

WELSH CARSON, ANDERSON & STOWE IX, L.P.

By:	WCAS IX Associates, LLC,
as its General Partner

By:
Name: Anthony J. de Nicola
Title: Managing Member

WD GP ASSOCIATES LLC

By:	WCAS IX Associates, LLC,
as its General Partner

By:
Name: Anthony J. de Nicola
Title: Managing Member

WD INVESTORS LLC

By:	WCAS IX Associates, LLC,
as its General Partner

By:
Name: Anthony J. de Nicola
Title: Managing Member

A.S.F. Co-Investment Partners, L.P.

By:	PAF 10/98, LLC

By:	Old Kings I, LLC,
as Managing Member

By:
Name: Jonathan F. Murphy
Title: Managing Member

Signature Block for Dex Holdings

EXHIBIT A

SIGNATURE PAGE

TO THE

SPONSOR STOCKHOLDERS AGREEMENT

By execution of this signature page,                                                       hereby agrees to become a party to, be bound by the obligations of and receive the benefits of [Sections 2 through 11]1 of that certain Sponsor Stockholders Agreement, dated as of             , 2004, by and among Dex Media, Inc., a Delaware corporation, Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P., Carlyle-Dex Partners L.P., Carlyle-Dex Partners II L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WD GP Associates LLC, WD Investors LLC and A.S.F. Co-Investment Partners, L.P., as amended from time to time thereafter.

By:
Name:
Title:

Notice Address:
________________________________________________________
________________________________________________________
________________________________________________________

Accepted:

DEX MEDIA, INC.

By:
Name:
Title:

[1]	To be included if the transferee is not an Affiliate of the Carlyle Holders or the WCAS Holders.

EXHIBIT B